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                                                                     EXHIBIT 5.1

                  [REED SMITH SHAW & MCCLAY LLP LETTERHEAD]

                                          June 4, 1998


Carey Diversified LLC
50 Rockefeller Plaza
New York, New York  10020

                 Re:      Registration Statement on Form S-8 for the
                          Carey Diversified LLC Employee Share Purchase Plan (the "Plan")


Gentlemen:

                 We have acted as counsel to Carey Diversified LLC (the "Company") in connection with the above-captioned Registration Statement relating to 500,000 Limited Liability Company Listed Shares of the Company (the "Shares") which may be purchased by employees, officers, managers and certain affiliates of the Company under the Plan. The Plan provides that either unissued or reacquired Shares, or any combination thereof, may be purchased under the Plan. In rendering our opinion below, we have assumed that any previously issued Shares reacquired by the Company and used under the Plan were duly authorized, validly issued and fully paid at the time of their original issuance.

                 In connection with this opinion, we have examined, among other things:

                 (1) Amended and Restated Limited Liability Company Agreement of the Company, as amended to date;

                 (2)      the By Laws of the Company, as amended to date;

                 (3) resolutions adopted by the Board of Directors of the Company on April 7, 1998, adopting the Carey Diversified LLC Employee Share Purchase Plan; and

                 (4) the Carey Diversified LLC Employee Share Purchase Plan, as currently in effect.

                 Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion:

                 (a) The Company has been duly formed and is a validly existing limited liability company under the laws of the State of Delaware; and

                 (b) The Limited Liability Company Listed Shares being registered and which may be sold by the Company pursuant to the provisions of the Plan have been duly authorized,
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REED SMITH SHAW & MCCLAY LLP

Carey Diversified LLC
June 4, 1998
Page 2


and upon such sale in accordance with the provisions of the Plan such Shares will be validly issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".



                                        Very truly yours,

                                        /s/ Reed Smith Shaw & McClay LLP